PRESS RELEASE
Greenfield Online Reports First Quarter 2006 Financial Results
First Quarter 2006 Revenue $21.5 Million
Cash Flow from Operations $5.0 Million
WILTON, CONNECTICUT, May 8, 2006 — Greenfield Online, Inc. (Nasdaq: SRVY), today reported financial results for the first quarter ended March 31, 2006.
“As our results show, we are beginning to see tangible results from our turnaround efforts,” stated Albert Angrisani, President and Chief Executive Officer of Greenfield Online, Inc. “While we achieved progress in several key areas of the business, we are not satisfied. We still have a considerable amount of hard work in front of us, particularly in North America.
Continued Angrisani: “Strong comparison shopping segment revenue and overall expense control, especially in the areas of cost of revenues and general and administrative expenses, were major highlights of the quarter. The new supply chain management program instituted in January helped us to deliver 74.2% gross margins. In addition, we further reduced North American general and administrative expenses by 6% of total company first quarter revenues.
“Looking forward, we’ve already launched panels in Japan, South Korea and China. These panels are already producing revenue and laying important groundwork for what I believe will be a major Asian business for Greenfield / Ciao.”
Financial Highlights

$ in millions	For the Three Months Ended March 31,
	2006	2005
Revenue	$21.5	$15.3
Operating Income	$1.3	$2.5
Net Income	$0.8	$2.5
Cash Flow from Operations	$5.0	$2.3

Non-GAAP Adjusted EBITDA*	$5.0	$4.0
Non-GAAP Adjusted EBITDA — Ex 1Q 2006 Restructuring Charge**	$5.2	$4.0
Non-GAAP Operating Free Cash Flow ***	$4.2	$1.6
*Non-GAAP Adjusted EBITDA is reconciled to GAAP net income in the section entitled “About Non-GAAP Financial Measures” below.
**Non-GAAP Adjusted EBITDA Ex 1Q 2006 Restructuring Charge excludes a restructuring charge totaling $0.17 million associated with the company’s fourth quarter 2005 rightsizing which is reconciled to GAAP net income in the section entitled “About Non-GAAP Financial Measures” below.
***Non-GAAP Operating Free Cash Flow is reconciled to GAAP operating income in the section entitled “About Non-GAAP Financial Measures” below.
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Key Financial Statistics
•	Total net revenue was $21.5 million for the first quarter of 2006 as compared with $15.3 million for the prior year period.

•	Total gross profit was $16.0 million or 74.2% of revenues for the first quarter of 2006, as compared with $10.8 million or 71.0% of revenues in the prior year period.

•	Operating income was $1.3 million for the first quarter of 2006 or 6.1% of revenue, including the $0.17 million restructuring charge, as compared to $2.5 million or 16.7% of revenue for the prior year period.

•	Net income for the first quarter of 2006 was $0.84 million, as compared with $2.5 million for the prior year period.

•	Cash flow from operations was $5.0 million for the first quarter of 2006 as compared to $2.3 million for the prior year period.

•	For the first quarter of 2006, adjusted EBITDA, a non-GAAP financial measure, excluding restructuring charges, was $5.2 million or 24.2% of revenues, as compared to $4.0 million or 26.0% of revenue for the prior year period.

•	Operating free cash flow, a non-GAAP financial measure, was $4.2 million for the first quarter of 2006 as compared to $1.6 million for the prior year period.

•	As of May 8, 2006, second quarter 2006 backlog stands at approximately $19 million. Backlog is defined as signed contracts for online survey projects and comparison shopping and advertising orders that we expect to complete and deliver to clients during the three months ending June 30, 2006.

•	Bid volume for the three months ended March 31, 2006 was approximately $155 million.

•	On a global basis, Internet survey solutions revenue for the first quarter of 2006 was 47% Full Service and 53% Sample Only.

•	In the first quarter of 2006, revenue from our Top 20 group of Internet survey solutions clients represented approximately 51% of Internet survey solutions revenue globally.

•	In the first quarter of 2006, we completed 2,536 projects for 461 clients.
Forward Guidance
For the full fiscal year 2006, with the exception of the effective tax rate, we are reaffirming the guidance ranges previously provided on February 9, 2006. Effective tax rate is being adjusted due to a reassessment of the projected jurisdictional mix of pre-tax income for 2006.
Total Revenue – $88.0 to $95.0 Million
Gross Margins – 68% to 70%
Non-GAAP Adjusted EBITDA – 19% to 21%
Depreciation and Amortization – $13.0 to $13.5 Million
Expected Charges related to Stock Based Compensation – $3.0 to $3.5 Million
Effective Tax Rate – 23% to 29%
Today’s conference call and webcast access information:

Time:	Today, May 8, 2006, 5:00 PM EST
Telephone Number:	1-201-689-8560
Webcast Location:	www.greenfield.com
Replay information is as follows:

When it is available:	Beginning at 8:00 PM EST, Monday, May 8, 2006
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When it ends:	11:59 pm EDT on Monday, May 22, 2006
Replay Telephone:	1-201-612-7415
Account Code	3055*
Conference ID#:	200099*
*both are required
This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results. In the event that any non-GAAP financial measure is discussed on the conference call that is not reconciled to a GAAP item in this release, related complementary information will be made available at http://www.greenfield.com, through the “Investor Overview” link as soon as practicable after the conclusion of the conference call.
About Greenfield Online
Greenfield Online, Inc. headquartered in Wilton, CT, is a leading independent provider of Internet survey solutions to the global marketing research industry. The company operates in Europe through its Ciao subsidiary. The Company has built and actively manages one of the world’s largest communities of online panels, members and affiliates. This global community allows Greenfield /Ciao to supply its clients with diverse, demographically representative survey research data. For more information, visit www.Greenfield.com or www.ciao-group.com.
Company Contact:
Cynthia Brockhoff
Vice President – Investor Relations
Greenfield Online
Ph: (203)-846-5772
Cbrockhoff@Greenfield.com
About Non-GAAP Financial Measures
We define adjusted EBITDA as earnings before interest expense (income), income taxes, depreciation and amortization and stock based compensation. We define operating free cash flow as cash flow from operations less cash paid for capital expenditures as well as capital lease payments. Adjusted EBITDA and operating free cash flow may not be comparable to similarly titled measures reported by other companies. We are presenting adjusted EBITDA and operating free cash flow because they provide an additional way to view our operations, when considered with both our GAAP results and the reconciliation to net income and operating income respectively, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Adjusted EBITDA and operating free cash flow are presented solely as a supplemental disclosure because: (i) we believe it is a useful tool for investors to assess the operating performance of the business without the effect of non-cash depreciation and amortization expenses; (ii) we believe that investors will find this data useful in assessing our ability to service or incur indebtedness; and (iii) we use adjusted EBITDA internally to evaluate the performance of our personnel and also as a benchmark to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA and operating free cash flow has limitations and you should not consider adjusted EBITDA and operating free cash flow in isolation from or as an alternative to GAAP measures such as net income, cash flows from operating activities and consolidated income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. The following tables set forth, by segment, the reconciliation of adjusted EBITDA and operating free cash flow, non-GAAP financial measures, to net income and operating income, respectively, our most directly comparable financial measure presented in accordance with GAAP.
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Segment Information – (In Millions – Unaudited)

	North America
	Internet Survey	Ciao Internet	Ciao Comparison	Total Company	Reconciling	Total Company
For the Three Months Ended March 31, 2006	Solutions	Survey Solutions	Shopping	Segments	Items *	As Reported
Revenues
Third Party	$13.6	$4.5	$3.4	$21.5	$0.0	$21.5
Inter-segment	$0.2	$1.2		$1.4	$(1.4)	$—
Total Revenues	$13.8	$5.7	$3.4	$22.9	$(1.4)	$21.5
Operating Income	$0.2	$1.3	$1.1	$2.6	$(1.3)	$1.3
	1.4%	22.8%	32.4%	11.4%	92.9%	6.0%

Depreciation and Amortization	$2.0	$0.6	$0.5	$3.1	$—	$3.1

EBITDA	$2.2	$1.9	$1.6	$5.7	$(1.3)	$4.4
	15.9%	33.3%	47.1%	24.9%	92.9%	20.5%

Stock-Based Compensation	$0.6	$—	$—	$0.6	$—	$0.6

Non-GAAP Adjusted EBITDA	$2.8	$1.9	$1.6	$6.3	$(1.3)	$5.0
	20.3%	33.3%	47.1%	27.5%	92.9%	23.3%

1Q 2006 Restructuring Charge	$0.2	$—	$—	$0.2	$—	$0.2

Non GAAP Adjusted EBITDA — Ex Restructuring Charges	$3.0	$1.9	$1.6	$6.5	$(1.3)	$5.2
	21.7%	33.3%	47.1%	28.4%	92.9%	24.2%
* The $1.4 million reconciling adjustment represents elimination of inter-segment revenues in consolidation. The $1.3 million reconciling adjustment represents corporate expenses which are not allocated to the operating segments.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA and Non-GAAP Adjusted EBITDA to Non-GAAP Adjusted EBITDA — Ex 1Q 2006 One Time Charge
(In Millions — Unaudited)

	For the Three Months Ended
	March 31,
	2006	2005
GAAP Net Income	$0.8	$2.5
Interest Expense (Income)	$0.1	$(0.5)
Tax Provision	$0.4	$0.5
Depreciation and Amortization — (“DA”) Cost of Revenue DA	$0.3	$0.2
Panel Expense DA	$0.5	$0.2
Operating Expense DA	$2.3	$0.8
EBITDA	$4.4	$3.7
Stock-Based Compensation	$0.6	$0.3
Non-GAAP Adjusted EBITDA	$5.0	$4.0
1Q 2006 Restructuring Charge	$0.2	$—
Non-GAAP Adjusted EBITDA — Ex 1Q 2006 Restructuring Charge	$5.2	$4.0
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Reconciliation of GAAP Cash Flow from Operations to Non-GAAP Operating Free Cash Flow – (In Millions — Unaudited)

	For the Three Months Ended
	March 31,
	2006	2005
GAAP Cash Flow from Operations	$5.0	$2.3

Additions to Property and Equipment and Intangibles for Cash	$(0.8)	$(0.7)
Non-GAAP Operating Free Cash Flow *	$4.2	$1.6
* For the period ended March 31, 2006, Non-GAAP Operating Free Cash Flow is calculated excluding $4.3 million paid in that period to Somerset Capital Group, Ltd., to retire all capital lease obligations. In addition, for the period ended March 31, 2005, Non-GAAP Operating Free Cash Flow is calculated excluding $0.32 million paid in that period for capital lease payments predominantly to Somerset Capital Group, Ltd.
Cautionary Note Regarding Forwarding Looking Statements
Certain statements in this press release and oral statements made by the Company on its conference call in relation to this release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, discussion concerning launching of new business initiatives, rightsizing of the business, information about client satisfaction levels, our ability to build shareholder value and reclaim the Company’s market leadership position, our ability to reaccelerate North American sales growth, our ability to continue international expansion and our ability to expand market penetration in North America, as well as predictions and guidance relating to the Company’s future financial performance and customer demand for Internet survey solutions and comparison shopping services, sales bookings, bid volume, and backlog. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks related to the success of new business initiatives, our ability to bring expenses in line with current revenue levels, our ability to develop and deploy new technologies, our client satisfaction levels, our ability to build and maintain the size and demographic composition of the Greenfield Online panel, our panelists’ responsiveness to our surveys, our ability to accurately predict future revenue, our ability to manage pricing pressure in North America and Europe, our reliance on our largest customers, our ability to reaccelerate North American sales growth, the growing competitiveness of our marketplace and our ability to compete therein, our ability to manage or accelerate our growth and international expansion, risks related to foreign currency exchange rate fluctuations, our ability to integrate successfully the businesses we have recently acquired or may acquire in the future, our online business model, demand for our products and services, the seasonality of demand for our Internet survey solutions and comparison shopping services, the strength of our brand and other risks detailed in the “Risk Factors” section of our most recent Annual Report on Form 10-K and each subsequent Quarterly Report on Form 10-Q that we file with the Securities and Exchange Commission available at www.sec.gov and under the Investor Relations section of our corporate website at www.greenfield.com. You are urged to consider these factors carefully in evaluating the forward-looking
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statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
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GREENFIELD ONLINE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$20,767	$20,623
Accounts receivable trade, net (net of allowances of $1,415 and $1,448 at March 31, 2006 and December 31, 2005, respectively)	15,329	18,197
Prepaid expenses and other current assets	1,651	1,613
Deferred taxes, current	1,279	1,932

Total current assets	39,026	42,365
Property and equipment, net	8,905	9,660
Other intangible assets, net	19,041	20,077
Goodwill	68,183	67,442
Deferred taxes, long-term	20,300	20,068
Security deposits and other long-term assets	815	1,248

Total assets	$156,270	$160,860

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,743	$3,264
Accrued expenses and other current liabilities	13,176	14,576
Income taxes payable	3,633	3,990
Current portion of capital lease obligations	36	2,061
Deferred revenue	188	388

Total current liabilities	19,776	24,279
Capital lease obligations	37	2,032
Other long-term liabilities	30	56

Total liabilities	19,843	26,367

Stockholders’ equity:
Common stock; par value $0.0001 per share; 100,000,000 shares authorized; 25,329,097 and 25,303,088 shares issued and outstanding at March 31, 2006 and December 31, 2005, respectively	3	3
Additional paid-in capital	288,104	288,707
Accumulated deficit	(143,789)	(144,630)
Unearned stock-based compensation	—	(1,284)
Accumulated other comprehensive loss	(7,760)	(8,172)
Treasury stock, at cost Common stock - 9,643 shares	(131)	(131)

Total stockholders’ equity	136,427	134,493

Total liabilities and stockholders’ equity.	$156,270	$160,860

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GREENFIELD ONLINE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2006	2005
Net revenues	$21,532	$15,251
Cost of revenues	5,548	4,425

Gross profit	15,984	10,826

Operating expenses:
Selling, general and administrative	9,535	6,698
Panel acquisition expenses	1,706	454
Depreciation and amortization	2,316	783
Research and development	941	346
Restructuring charges	168	—

Total operating expenses	14,666	8,281

Operating income	1,318	2,545

Other income (expense):
Interest income (expense), net	(167)	454
Other income (expense), net	52	(41)

Total other income (expense)	(115)	413

Income before income taxes	1,203	2,958
Provision for income taxes	362	492

Net income	$841	$2,466

Net income per share available to common stockholders Basic	$0.03	$0.12

Diluted	$0.03	$0.11

Weighted average shares outstanding:
Basic	25,310	21,174

Diluted	25,505	21,972

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